UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2019

MBT FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Michigan	000-30973	38-3516922

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

102 East Front Street, Monroe, Michigan	48161

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 241-3431

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

Item 5.07.     Submission of Matters to a Vote of Security Holders.

(a)	A Special Meeting of Shareholders of the Company was held on February 14, 2019.

(b)

There were 23,025,525 shares eligible to vote, and 18,391,395 shares, or 79.87% of the outstanding shares, were present in person or by proxy at the meeting. The following proposals were submitted by the Board of Directors to a vote of the shareholders:

Proposal 1. Approval of the Agreement and Plan of Reorganization and Merger, dated October 9, 2018, between First Merchants Corporation and MBT Financial Corp. (“MBT”) and the transactions contemplated thereby concerning the merger (the “Merger”) of MBT with and into First Merchants Corporation (the “Merger Proposal”):

Proposal 1	For	Against	Abstain
	15,911,749	2,440,070	39,576

Based on the votes set forth above, the proposal received the required two-thirds majority of the shares outstanding and therefore was approved.

Proposal 2. Approval, on an advisory (non-binding) basis of the compensation to be paid to MBT’s named executive officers that is based on or otherwise relates to the Merger. This proposal received the following votes:

Proposal 2	For	Against	Abstain
	9,558,031	8,508,297	325,067

Based on the votes set forth above, the shareholders advise the board that they approve of the compensation to be paid to MBT’s named executive officers that is based on or relates to the Merger.

Proposal 3. Approval of one or more adjournments of the MBT Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal. This proposal received the following votes:

Proposal 3	For	Against	Abstain
	15,419,003	2,900,111	72,281

Based on the votes set forth above, the proposal received the required majority of the votes cast and therefore was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

MBT FINANCIAL CORP.

Date: February 15, 2019	By:	/s/ John L. Skibski
John L. Skibski
Executive Vice President and Chief Financial Officer